EXHIBIT 99.1

FOR IMMEDIATE RELEASE
August 6, 2018

Mammoth Energy Services, Inc. Announces
Second Quarter 2018 Operational and Financial Results

•	Record revenues of $534 million, up 443% Y/Y

•	Fully repaid credit facility, resulting in zero long term debt outstanding

•	Initiated regular quarterly dividend

•	Signed a new one-year $900 million contract with the Puerto Rico Electric Power Authority ("PREPA")

•	Extended pressure pumping and sand contracts with Gulfport Energy through 2021

•	Closed two acquisitions

OKLAHOMA CITY, OKLAHOMA, August 6, 2018 - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the three and six months ended June 30, 2018.

Financial Highlights for the Second Quarter 2018:

Total revenue was $533.6 million for the three months ended June 30, 2018, up 8% sequentially from $494.2 million for the three months ended March 31, 2018 and up 443% from $98.3 million for the three months ended June 30, 2017.

Net income for the three months ended June 30, 2018 was $42.7 million or $0.95 on a per share basis, a $12.8 million decrease from $55.5 million for the three months ended March 31, 2018 and an improvement of $43.9 million from a net loss of $1.2 million for the three months ended June 30, 2017.

Adjusted net income (as defined and reconciled below) for the three months ended June 30, 2018 was $60.2 million, or $1.34 on an adjusted diluted per share basis.

Adjusted EBITDA (as defined and reconciled below) was $148.6 million for the three months ended June 30, 2018, up 14% sequentially from $130.8 million for the three months ended March 31, 2018 and up 878% from $15.2 million for the three months ended June 30, 2017.

CEO Comment

Arty Straehla, Mammoth's Chief Executive Officer, stated, "The second quarter marked a milestone for Mammoth as we were able to completely repay our debt, further expand our services through two acquisitions and organically grow our current businesses all with internally generated cash flows. Most importantly, we initiated a regular quarterly dividend to return some cash to our stockholders. As we look to the future, we see significant growth potential in various areas of the industrial space to bring additional balance to our asset base and revenue stream."

Pressure Pumping Services

Mammoth's pressure pumping division contributed revenues (inclusive of inter-segment revenues) of $101.4 million on 1,815 stages for the three months ended June 30, 2018, a slight increase from $101.1 million on 1,672 stages for the three months ended March 31, 2018 and a 102% increase from $50.2 million on 1,287 stages for the three months ended June 30, 2017.

Infrastructure Services

Mammoth's infrastructure services segment contributed revenues of $360.3 million for the three months ended June 30, 2018, an 11% increase from $325.5 million for the three months ended March 31, 2018 and a $358.6 million increase from $1.7 million the three months ended June 30, 2017.

On May 26, 2018, Mammoth’s wholly owned subsidiary Cobra Acquisitions LLC (“Cobra”), signed a one-year $900 million contract with PREPA to complete the restoration of the critical electrical transmission and distribution system components damaged as a result of Hurricane Maria as well as to support the initial phase of reconstruction of the electrical power system in Puerto Rico.

Natural Sand Proppant Services

Mammoth's natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $52.8 million for the three months ended June 30, 2018, up 4% from $51.0 million for the three months ended March 31, 2018 and up 113% from $24.8 million for the three months ended June 30, 2017. The Company sold 777,850 tons of sand for the three months ended June 30, 2018, a 6% increase from 735,584 for the three months ended March 31, 2018 and a 117% increase from 359,053 for the three months ended June 30, 2017.

The Company is currently upgrading certain equipment at its Piranha facility, which is expected to increase Mammoth's total sand processing capacity to approximately 4.4 million tons per year.

Contract Land and Directional Drilling Services

Mammoth's contract land and directional drilling services division contributed revenues (inclusive of inter-segment revenues) of $17.2 million for the three months ended June 30, 2018, a 13% increase from $15.2 million for the three months ended March 31, 2018 and a 38% increase from $12.5 million for the three months ended June 30, 2017. The average drilling day rate was $17,229, $16,541 and $14,100, respectively, for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017.

Mammoth anticipates that it will operate, on average, five to six rigs throughout 2018.

Other Services

Mammoth's other services, including coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling and remote accommodations, contributed revenues (inclusive of inter-segment revenues) of $20.2 million for the three months ended June 30, 2018, a 12% decrease from $22.9 million for the three months ended March 31, 2018 and a 98% increase from $10.2 million for the three months ended June 30, 2017.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses increased to $65.1 million for the three months ended June 30, 2018 from $38.5 million for the three months ended March 31, 2018 and $7.7 million for the three months ended June 30, 2017. The increase from the second quarter of 2017 to the second quarter of 2018 is primarily attributable to $28.3 million in bad debt expense and $17.5 million in non-employee non-cash equity compensation expense. The increase from the first quarter of 2018 to the second quarter of 2018 is primarily attributable to $17.5 million in non-employee non-cash equity compensation expense and a $2.7 million increase in bad debt expense.
SG&A expenses, as a percentage of total revenue, were 12% for the three months ended June 30, 2018 compared to 8% for the three months ended March 31, 2018 and 8% for the three months ended June 30, 2017. Excluding bad debt and non-employee non-cash equity compensation expenses, SG&A expenses as a percentage of total revenue were 3.6% for the three months ended June 30 2018, compared to 2.6% for the three months ended March 31, 2018 and 7.8% for the three months ended June 30, 2017.

Acquisitions

During the second quarter of 2018, Mammoth acquired WTL Oil LLC ("WTL"), a company engaged in the hauling of crude oil in Oklahoma. Immediately following the closing of the transaction, WTL embarked on an expansion program to grow its fleet to 49 crude hauling trucks (from 20 at the time of acquisition) and entered the west Texas market.

Additionally, during the second quarter of 2018, Mammoth acquired RTS Energy Services LLC ("RTS"), a company engaged in the cementing and acidizing of oil and gas wells in west Texas. Through the RTS transaction, Mammoth expanded its service offerings into the Permian Basin with top quality operators.

Initiation of Quarterly Cash Dividend

On July 16, 2018, Mammoth announced that its Board of Directors initiated a quarterly dividend policy and declared its first quarterly cash dividend of $0.125 per share of common stock, to be paid on August 14, 2018 to stockholders of record as of the close of business on August 7, 2018.

Strong financial results and a favorable outlook support some balanced return of capital to Mammoth's stockholders. The regular quarterly cash dividend provides benefit to Mammoth’s existing stockholders as well as broadening Mammoth’s exposure to additional income oriented investors.

Liquidity

As of June 30, 2018, Mammoth had cash on hand totaling $10.7 million and no borrowings outstanding under its revolving credit facility. As of June 30, 2018, the Company had approximately $162.7 million of available borrowing capacity under its revolving credit facility, after giving effect to $6.5 million of outstanding letters of credit, resulting in total liquidity of approximately $173.4 million.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2018	2017	2018	2018	2017
Pressure pumping services(a)	$8,233	$24,737	$7,866	$16,099	$53,402
Infrastructure services(b)	40,778	3,958	15,778	56,556	3,958
Natural sand proppant services(c)	6,958	2,795	5,700	12,658	2,970
Contract and directional drilling services(d)	7,083	3,632	3,618	10,701	5,901
Other(e)	9,959	344	2,812	12,771	344
Total capital expenditures	$73,011	$35,466	$35,774	$108,785	$66,575
a.     Capital expenditures primarily for pressure pumping equipment for the periods presented.
b.     Capital expenditures primarily for trucks and other equipment for the periods presented.
c.    Capital expenditures primarily for plant upgrades for the periods presented.

d.	Capital expenditures primarily for upgrades to our rig fleet and real estate purchases for the periods presented.
e.    Capital expenditures primarily for equipment for our rental and crude oil hauling businesses for periods presented.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Report filed on Form 10-K with the Securities and Exchange Commission ("SEC") on February 28, 2018, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

On June 5, 2017, the Company completed the acquisition of (1) Sturgeon Acquisitions, LLC and its wholly owned subsidiaries Taylor Frac LLC, Taylor RE, LLC and South River, LLC (collectively, "Sturgeon"), (2) Stingray Energy Services and (3) Stingray Cementing (together with Stingray Energy Services, the “Stingray Acquisition”) in exchange for the issuance by Mammoth of an aggregate of 7,000,000 shares of its common stock.

Prior to the acquisition, the Company and Sturgeon were under common control and it is required under accounting principles generally accepted in the Unites States of America ("GAAP") to account for this common control acquisition in a manner similar to the pooling of interest method of accounting. Therefore, the Company's historical financial information has been recast to combine Sturgeon with the Company as if the acquisition had been completed at commencement of Sturgeon's operations on September 13, 2014.

Conference Call Information

Mammoth will host a conference call on Tuesday, August 7, 2018 at 10:00 a.m. CDT (11:00 am EDT) to discuss its second quarter 2018 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 9885197. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented company serving both the oil and gas and the electric utility industries in North America and US territories. Mammoth's subsidiaries provide a diversified set of drilling and completion services to the exploration and production industry including pressure pumping, coil tubing, natural sand and proppant services as well as trucking, drilling, cementing, water transfer among others. In addition, its infrastructure division provides transmission, distribution and logistics services to various public and private owned utilities throughout the US and Puerto Rico.

For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Media Contact:
Peter Mirijanian
peter@pmpadc.com
(202) 464-8803

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, including those relating to our acquisitions and our contracts, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; solvency of counterparties to our contracts and their ability to timely pay for our services; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

ASSETS	June 30,	December 31,
	2018	2017
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$10,702	$5,637
Accounts receivable, net	312,850	243,746
Receivables from related parties	30,674	33,788
Inventories	12,717	17,814
Prepaid expenses	13,811	12,552
Other current assets	816	886
Total current assets	381,570	314,423

Property, plant and equipment, net	423,315	351,017
Sand reserves	73,759	74,769
Intangible assets, net - customer relationships	6,204	9,623
Intangible assets, net - trade names	6,726	6,516
Goodwill	101,511	99,811
Deferred income tax asset	31,892	6,739
Other non-current assets	4,146	4,345
Total assets	$1,029,123	$867,243
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$177,353	$141,306
Payables to related parties	1,916	1,378
Accrued expenses and other current liabilities	54,701	40,895
Income taxes payable	131,210	36,409
Total current liabilities	365,180	219,988

Long-term debt	—	99,900
Deferred income tax liabilities	31,036	34,147
Asset retirement obligation	3,138	2,123
Other liabilities	4,100	3,289
Total liabilities	403,454	359,447

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 44,752,765 and 44,589,306 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	448	446
Additional paid in capital	528,421	508,010
Retained earnings	100,247	2,001
Accumulated other comprehensive loss	(3,447)	(2,661)
Total equity	625,669	507,796
Total liabilities and equity	$1,029,123	$867,243

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2018	2017	2018	2018	2017
	(in thousands, except per share amounts)
REVENUE
Services revenue	$455,545	$29,659	$408,659	$864,204	$56,751
Services revenue - related parties	40,611	44,603	49,088	89,699	77,565
Product revenue	27,708	10,395	25,040	52,748	13,767
Product revenue - related parties	9,730	13,605	11,462	21,192	25,145
Total revenue	533,594	98,262	494,249	1,027,843	173,228

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $26,898, $51,473, $24,575, $17,651 and $33,489, respectively, for the three and six months ended June 30, 2018, three month ended March 31, 2018 and three and six months ended June 30, 2017)	302,283	57,104	290,979	593,262	102,565
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three and six months ended June 30, 2018, three months ended March 31, 2018 and three and six months ended June 30, 2017)	2,428	262	1,792	4,220	692
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $3,879, $6,193, $2,314, $2,204 and $3,566, respectively, for the three and six months ended June 30, 2018, three months ended March 31, 2018 and three and six months ended June 30, 2017)	35,117	19,974	33,330	68,447	32,581
Selling, general and administrative	64,595	7,393	38,082	102,677	13,806
Selling, general and administrative - related parties	532	307	429	961	631
Depreciation, depletion, amortization and accretion	30,795	19,893	26,908	57,703	37,130
Impairment of long-lived assets	187	—	—	187	—
Total cost and expenses	435,937	104,933	391,520	827,457	187,405
Operating income (loss)	97,657	(6,671)	102,729	200,386	(14,177)

OTHER (EXPENSE) INCOME
Interest expense, net	(959)	(1,112)	(1,237)	(2,196)	(1,509)
Bargain purchase gain, net of tax	—	4,012	—	—	4,012
Other, net	(486)	(203)	(28)	(514)	(387)
Total other (expense) income	(1,445)	2,697	(1,265)	(2,710)	2,116
Income (loss) before income taxes	96,212	(3,974)	101,464	197,676	(12,061)
Provision (benefit) for income taxes	53,512	(2,804)	45,918	99,430	(5,910)
Net income (loss)	$42,700	$(1,170)	$55,546	$98,246	$(6,151)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of $86, $272, $186, $434 and $454, respectively, for the three and six months ended June 30, 2018, three months ended March 31, 2018 and three and six months ended June 30, 2017	(325)	181	(461)	(786)	409
Comprehensive income (loss)	$42,375	$(989)	$55,085	$97,460	$(5,742)

Net income (loss) per share (basic)	$0.95	$(0.03)	$1.24	$2.20	$(0.16)
Net income (loss) per share (diluted)	$0.95	$(0.03)	$1.24	$2.18	$(0.16)
Weighted average number of shares outstanding (basic)	44,737	39,500	44,650	44,700	38,506
Weighted average number of shares outstanding (diluted)	45,059	39,500	44,884	44,977	38,506

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended
	June 30,
	2018	2017
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$98,246	$(6,151)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Equity based compensation	17,487	—
Stock based compensation	2,916	1,620
Depreciation, depletion, accretion and amortization	57,703	37,130
Amortization of coil tubing strings	1,120	1,046
Amortization of debt origination costs	199	199
Bad debt expense	53,790	19
(Gain) loss on disposal of property and equipment	(128)	127
Gain on bargain purchase	—	(4,012)
Impairment of long-lived assets	187	—
Deferred income taxes	(27,906)	(6,529)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(122,908)	(4,793)
Receivables from related parties	3,114	(12,995)
Inventories	4,156	(4,932)
Prepaid expenses and other assets	(1,195)	1,528
Accounts payable	34,186	20,557
Payables to related parties	538	(83)
Accrued expenses and other liabilities	10,193	1,301
Income taxes payable	94,753	(28)
Net cash provided by operating activities	226,451	24,004

Cash flows from investing activities:
Purchases of property and equipment	(105,349)	(66,575)
Purchases of property and equipment from related parties	(3,436)	—
Business acquisitions	(13,356)	(39,570)
Proceeds from disposal of property and equipment	898	781
Business combination cash acquired	—	2,671
Net cash used in investing activities	(121,243)	(102,693)

Cash flows from financing activities:
Borrowings from lines of credit	52,000	79,150
Repayments of lines of credit	(151,900)	(14,150)
Repayments of equipment financing note	(145)	—
Repayment of Stingray acquisition long-term debt	—	(7,074)
Net cash (used in) provided by financing activities	(100,045)	57,926
Effect of foreign exchange rate on cash	(98)	73
Net change in cash and cash equivalents	5,065	(20,690)
Cash and cash equivalents at beginning of period	5,637	29,239
Cash and cash equivalents at end of period	$10,702	$8,549

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,543	$1,086
Cash paid for income taxes	$32,584	$912
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable and accrued expenses	$20,897	$7,836
Acquisition of Sturgeon, Stingray Cementing LLC and Stingray Energy Services LLC	$—	$23,091

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS (unaudited)
(in thousands)

Three months ended June 30, 2018	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$100,333	$360,250	$37,439	$17,126	$18,446	$—	$533,594
Intersegment revenues	1,073	—	15,406	84	1,721	(18,284)	—
Total revenue	101,406	360,250	52,845	17,210	20,167	(18,284)	533,594
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	61,593	210,189	35,117	15,280	17,649	—	339,828
Intersegment cost of revenues	16,174	754	1,019	(40)	129	(18,036)	—
Total cost of revenue	77,767	210,943	36,136	15,240	17,778	(18,036)	339,828
Selling, general and administrative	20,822	39,786	1,787	1,591	1,141	—	65,127
Depreciation, depletion, amortization and accretion	13,829	4,094	3,881	5,349	3,642	—	30,795
Impairment of long-lived assets	—	—	—	187	—	—	187
Operating income (loss)	(11,012)	105,427	11,041	(5,157)	(2,394)	(248)	97,657
Interest expense, net	341	106	76	265	171	—	959
Other expense	80	330	36	32	8	—	486
Income (loss) before income taxes	$(11,433)	$104,991	$10,929	$(5,454)	$(2,573)	$(248)	$96,212

Three months ended June 30, 2017	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$49,924	$1,709	$24,000	$12,472	$10,157	$—	$98,262
Intersegment revenues	272	—	762	—	85	(1,119)	—
Total revenue	50,196	1,709	24,762	12,472	10,242	(1,119)	98,262
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	35,826	1,626	19,974	12,033	7,881	—	77,340
Intersegment cost of revenues	847	—	267	—	5	(1,119)	—
Total cost of revenue	36,673	1,626	20,241	12,033	7,886	(1,119)	77,340
Selling, general and administrative	2,403	307	2,416	1,435	1,139	—	7,700
Depreciation, depletion, amortization and accretion	9,626	340	2,206	4,974	2,747	—	19,893
Operating income (loss)	1,494	(564)	(101)	(5,970)	(1,530)	—	(6,671)
Interest expense, net	303	4	353	440	12	—	1,112
Bargain purchase gain	—	—	(4,012)	—	—	—	(4,012)
Other expense	4	—	140	60	(1)	—	203
Income (loss) before income taxes	$1,187	$(568)	$3,418	$(6,470)	$(1,541)	$—	$(3,974)

Three months ended March 31, 2018	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$96,579	$325,459	$36,503	$15,228	$20,480	$—	$494,249
Intersegment revenues	4,559	—	14,512	2	2,415	(21,488)	—
Total revenue	101,138	325,459	51,015	15,230	22,895	(21,488)	494,249
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	66,612	194,076	33,330	14,475	17,608	—	326,101
Intersegment cost of revenues	15,402	1,791	4,286	162	105	(21,746)	—
Total cost of revenue	82,014	195,867	37,616	14,637	17,713	(21,746)	326,101
Selling, general and administrative	2,663	31,851	1,644	1,253	1,100	—	38,511
Depreciation, depletion, amortization and accretion	13,986	2,407	2,316	4,355	3,844	—	26,908
Operating income (loss)	2,475	95,334	9,439	(5,015)	238	258	102,729
Interest expense, net	504	76	80	395	182	—	1,237
Other expense	12	2	(13)	40	(13)	—	28
Income (loss) before income taxes	$1,959	$95,256	$9,372	$(5,450)	$69	$258	$101,464

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS (unaudited)
(in thousands)

Six months ended June 30, 2018	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$196,912	$685,709	$73,942	$32,354	$38,926	$—	$1,027,843
Intersegment revenues	5,632	—	29,918	86	4,136	(39,772)	—
Total revenue	202,544	685,709	103,860	32,440	43,062	(39,772)	1,027,843
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	128,205	404,265	68,447	29,755	35,257	—	665,929
Intersegment cost of revenues	31,576	2,545	5,305	122	234	(39,782)	—
Total cost of revenue	159,781	406,810	73,752	29,877	35,491	(39,782)	665,929
Selling, general and administrative	23,485	71,637	3,431	2,844	2,241	—	103,638
Depreciation, depletion, amortization and accretion	27,815	6,501	6,197	9,704	7,486	—	57,703
Impairment of long-lived assets	—	—	—	187	—	—	187
Operating income (loss)	(8,537)	200,761	20,480	(10,172)	(2,156)	10	200,386
Interest expense, net	845	182	156	660	353	—	2,196
Other expense	92	332	23	72	(5)	—	514
Income (loss) before income taxes	$(9,474)	$200,247	$20,301	$(10,904)	$(2,504)	$10	$197,676

Six months ended June 30, 2017	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$90,377	$1,709	$38,912	$23,223	$19,007	$—	$173,228
Intersegment revenues	459	—	1,447	—	85	(1,991)	—
Total revenue	90,836	1,709	40,359	23,223	19,092	(1,991)	173,228
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	64,533	1,712	32,582	22,986	14,025	—	135,838
Intersegment cost of revenues	1,532	—	454	—	5	(1,991)	—
Total cost of revenue	66,065	1,712	33,036	22,986	14,030	(1,991)	135,838
Selling, general and administrative	4,180	355	4,474	2,728	2,700	—	14,437
Depreciation, depletion, amortization and accretion	18,784	340	3,569	9,942	4,495	—	37,130
Operating income (loss)	1,807	(698)	(720)	(12,433)	(2,133)	—	(14,177)
Interest expense, net	431	4	486	657	(69)	—	1,509
Bargain purchase gain	—	—	(4,012)	—	—	—	(4,012)
Other expense	7	—	154	224	2	—	387
Income (loss) before income taxes	$1,369	$(702)	$2,652	$(13,314)	$(2,066)	$—	$(12,061)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of long-lived assets, acquisition related costs, public offering costs, equity based compensation, stock based compensation, bargain purchase gain, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net income (loss)	$42,700	$(1,170)	$55,546	$98,246	$(6,151)
Depreciation, depletion, accretion and amortization expense	30,795	19,893	26,908	57,703	37,130
Impairment of long-lived assets	187	—	—	187	—
Acquisition related costs	77	961	(46)	31	2,208
Public offering costs	731	—	—	731	—
Equity based compensation	17,487	—	—	17,487	—
Stock based compensation	1,660	1,050	1,256	2,916	1,620
Bargain purchase gain	—	(4,012)	—	—	(4,012)
Interest expense, net	959	1,112	1,237	2,196	1,509
Other expense, net	486	203	28	514	387
Provision (benefit) for income taxes	53,512	(2,804)	45,918	99,430	(5,910)
Adjusted EBITDA	$148,594	$15,233	$130,847	$279,441	$26,781

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Pressure Pumping Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net income	$(11,433)	$1,187	$1,959	$(9,474)	$1,369
Depreciation and amortization expense	13,829	9,626	13,986	27,815	18,784
Acquisition related costs	33	—	—	33	—
Public offering costs	202	—	—	202	—
Equity based compensation	17,487	—	—	17,487	—
Stock based compensation	453	503	418	871	774
Interest expense	341	303	504	845	431
Other expense, net	80	4	12	92	7
Adjusted EBITDA	$20,992	$11,623	$16,879	$37,871	$21,365

Infrastructure Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net income (loss)	$52,359	$(568)	$47,299	$99,658	$(702)
Depreciation and amortization expense	4,094	340	2,407	6,501	340
Acquisition related costs	4	42	(8)	(4)	42
Public offering costs	360	—	—	360	—
Stock based compensation	606	—	457	1,063	—
Interest expense	106	4	76	182	4
Other expense, net	330	—	2	332	—
Provision for income taxes	52,632	—	47,957	100,589	—
Adjusted EBITDA	$110,491	$(182)	$98,190	$208,681	$(316)

Natural Sand Proppant Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net income	$10,929	$3,409	$9,372	$20,301	$2,643
Depreciation, depletion, accretion and amortization expense	3,881	2,206	2,316	6,197	3,569
Acquisition related costs	—	916	(38)	(38)	1,954
Public offering costs	95	—	—	95	—
Stock based compensation	205	182	186	391	252
Bargain purchase gain	—	(4,012)	—	—	(4,012)
Interest expense	76	353	80	156	486
Other expense, net	36	140	(13)	23	154
Provision for income taxes	—	9	—	—	9
Adjusted EBITDA	$15,222	$3,203	$11,903	$27,125	$5,055

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Contract Land and Directional Drilling Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net loss	$(5,454)	$(6,470)	$(5,450)	$(10,904)	$(13,314)
Depreciation and amortization expense	5,349	4,974	4,355	9,704	9,942
Impairment of long-lived assets	187	—	—	187	—
Acquisition related costs	—	3	—	—	25
Public offering costs	34	—	—	34	—
Stock based compensation	301	180	107	408	292
Interest expense, net	265	440	395	660	657
Other expense, net	32	60	40	72	224
Adjusted EBITDA	$714	$(813)	$(553)	$161	$(2,174)

Other Services(a)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net (loss) income	$(3,453)	$1,272	$2,107	$(1,346)	$3,853
Depreciation and amortization expense	3,642	2,747	3,844	7,486	4,495
Acquisition related costs	40	—	—	40	187
Public offering costs	40	—	—	40	—
Stock based compensation	94	184	89	183	301
Interest expense, net	171	12	182	353	(69)
Other expense, net	8	(1)	(13)	(5)	2
Provision (benefit) for income taxes	880	(2,813)	(2,038)	(1,158)	(5,919)
Adjusted EBITDA	$1,422	$1,401	$4,171	$5,593	$2,850

(a) Includes results for our coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling and remote accommodations services and corporate related activities. Our corporate related activities do not generate revenue.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Earnings per Share

Adjusted net income and adjusted earnings per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company's operating and financial performance. Management believes these measures provide meaningful information about the Company's performance by excluding certain non-cash charges that may not be indicative of the Company's ongoing operating results. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for net income and earnings per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net income and adjusted earnings per share to the GAAP financial measures of net income and earnings per share for the periods specified.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(in thousands, except per share amounts)
Net income, as reported	$42,700	$(1,170)	$98,246	$(6,151)
Equity based compensation	17,487	—	17,487	—
Adjusted net income	$60,187	$(1,170)	$115,733	$(6,151)

Basic earnings per share, as reported	$0.95	$(0.03)	$2.20	$(0.16)
Equity based compensation	0.40	—	0.40	—
Adjusted basic earnings per share	$1.35	$(0.03)	$2.60	$(0.16)

Diluted earnings per share, as reported	$0.95	$(0.03)	$2.18	$(0.16)
Equity based compensation	0.39	—	0.39	—
Adjusted diluted earnings per share	$1.34	$(0.03)	$2.57	$(0.16)